EXHIBIT 10.1

October 29, 2014

First National Community Bancorp, Inc.

2014 Employee Stock Grant Plan

Purpose:

•	The purpose of the First National Community Bank (FNCB) 2014 Employee Stock Grant Plan (the Plan) is to provide employees with a long term financial interest in FNCB’s future growth and profitability by providing them with company ownership in the form of common stock.

Term:

•	The 2014 Employee Stock Grant Plan is intended to be a one-time program implemented in December, 2014.

Stock Subject to Plan:

•	The 2014 Employee Stock Grant Plan will utilize existing, authorized, but unissued FNCB common stock. The shares of stock granted under this Plan will not exceed 13,500 shares.

Plan Approval and Administration:

•	The FNCB Board of Directors is responsible for authorizing this Plan. The Board of Directors authorized the implementation of this Plan by Board resolution on October 29, 2014.
•	The Plan will be administered by Human Resources and Finance.

Awards:

•	All eligible employees will be granted fifty (50) shares of FNCB common stock.
•	Awards will be kept in book entry form using FNCB’s designated stock registration firm.

Plan Eligibility: To be eligible to participate in the Plan, an employee must be:

•	An active FNCB employee classified as Full Time or Part Time as of the date the program is announced to employees (the “Effective Date”).

•	All executive officers who are actively employed on the Effective Date will be eligible to participate in the Plan.

Stock Restrictions:

•	Stock Grant recipients may not sell the shares granted under the Plan until after January 1, 2016. FNCB’s designated stock registration firm will be responsible for administering the terms of this Plan provision.

Plan Participant Responsibilities:

•	Award recipients will be responsible for all costs and fees associated with the sale of their FNCB stock.
•	Award recipients will be responsible for all tax obligations arising from the stock grant and ownership of stock under this Plan.

Transfer of Shares:

•	Except as noted below, shares may not be transferred or sold to another party prior to January 1, 2016.

In the event of an employee’s death prior to the date that the one year prohibited sale restriction has been satisfied, the shares will be transferred to the employee’s estate, for distribution pursuant to the employee’s will or applicable law. The shares will then remain subject to the restriction on transfer.

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